Exhibit 10.4

Hangzhou Shiqu Information and Technology Co., Ltd.

[Name of VIE Shareholder]

And

[Name of VIE]

Amended and Restated Shareholder Voting Proxy Agreement

[Date]

Amended and Restated Shareholder Voting Proxy Agreement

This Amended and Restated Shareholder Voting Proxy Agreement (this “Agreement”) is entered into on [Date] by and among:

(1)

Hangzhou Shiqu Information and Technology Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise incorporated and validly existing under the laws of China, with the registered address: Room 1001, Building 1, Zheshang Fortune Center, Xihu District, Hangzhou.

(2)	[Name of VIE Shareholder], citizen of PRC, ID Card No.: ******; and

([Name of VIE Shareholder] shall be hereinafter referred to individually as a “Shareholder” and collectively as the “Shareholders”)

(3)

[Name of VIE] (the “Company”), a limited liability company incorporated and validly existing under the laws of China, with the registered address: Room 1201, Building 1, Zheshang Fortune Center, Xihu District, Hangzhou.

(In this Agreement, the parties above shall be hereinafter referred to individually as a “Party” or collectively as the “Parties”.)

Whereas:

1.

The Shareholders are all the shareholders of the Company and jointly own 100% equity of the company according to the law; of which, [Name of VIE Shareholder] holds [Percentage of Capital Contribution] in the Company;

2.

The Shareholders intend to respectively entrust the person designated by the WFOE to exercise their voting rights in the Company as the shareholder of the Company, and such person designated by the WFOE is willing to accept such entrustment.

THEREFORE, the Parties, upon friendly negotiation, hereby agree as follows:

Article 1 Voting Rights Entrustment

1.1

The Shareholders hereby irrevocably undertake that they authorize the WFOE or the person then designated by the WFOE to exercise, on their behalf, the following rights available to them in their capacity as a shareholder of the Company under the then effective articles of association of the Company (collectively, “Proxy Rights”), and they undertake that they will severally execute a power of attorney in the form and substance of Exhibit A attached hereto upon execution of this Agreement;

(1)	to attend the shareholder meetings as the proxy of the Shareholders;

(2)

to exercise voting rights and sell or transfer the shareholder’s whole or part of their equity in the company, on behalf of the Shareholders on all matters required to be deliberated and resolved by the shareholder meeting, including without limitation the appointment, election and dismissal of the directors and supervisors, and deciding hire or dismiss the general manager, vice general manager and financial officers and other senior executives;

(3)	to propose the interim shareholder meeting;

(4)

to exercise other shareholders’ voting rights under the articles of association of the Company (including any other shareholders’ voting rights stipulated upon an amendment to such articles of association); and

(5)

other voting rights extended by the PRC laws and regulations (including the modification, alteration, supplement and rewrite the content, regardless of the effect of time on this agreement concluded before and after).

1.2

The premise of the authorization and entrust above is the Proxy is Chinese citizen and owned the WFOE’s permission of the authorization and entrust above. The Shareholders shall not revoke the authorization and entrustment accorded to the Proxy other than in the case where the WFOE gives the Shareholders a written notice requesting the replacement of the Proxy, in which event the Shareholders shall immediately appoint such other person as then designated by the WFOE to exercise the foregoing Proxy Rights and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization and entrustment.

1.3

The Proxy shall, acting with care and diligence, lawfully fulfill the entrusted rights and duties within the scope of authorization hereunder; the Shareholders acknowledge, and assume liability for, any legal consequences arising out of the exercise by the Proxy of the Proxy Rights.

1.4

The Shareholders hereby acknowledge that the Proxy will not be required to solicit the opinions of the Shareholders when exercising the foregoing Proxy Rights instead of noticing, provided that the Proxy shall promptly inform the Shareholders (on an ex-post basis) of all resolutions adopted or any proposal for an extraordinary shareholder meeting.

Article 2 Information Rights

For the purpose of the exercise of the Proxy Rights hereunder, the Proxy shall have the right to access to information regarding the operations, business, customers, finances, employees and other matters of the Company and look up relevant documents of the Company; the Company shall provide full cooperation with respect thereto.

Article 3 Exercise of Proxy Rights

3.1.

The Shareholders shall provide full assistance with respect to the exercise by the Proxy of the Proxy Rights, including, where necessary (e.g., to meet the document submission requirements in connection with governmental authority approval, registration and filing), timely executing the shareholder meeting resolutions adopted by the Proxy or other relevant legal documents.

3.2.

If at any time during the term hereof, the grant or exercise of the Proxy Rights hereunder cannot be realized for any reason (other than a breach by the Shareholders or the Company), the Parties shall immediately seek an alternative scheme closest to the unrealizable provisions and shall, when necessary, enter into a supplementary agreement to amend or modify the terms hereof so that the purpose of this Agreement may continue to be achieved.

3.3.

At any time during the term hereof, if any shareholder, with the approval of the WFOE to sell or transfer the whole or part of their holding equity to any third party, the shareholder must ensure that the third party sign a form and content are basic consistent agreement with this agreement before the equity transfer, unless the prior written consent of the WFOE by saving the request.

Article 4 Exculpation and Indemnification

4.1.

The Parties acknowledge that in no event shall the WFOE be required to bear any liability or provide any economic or other compensation to the other Parties or to any third party in connection with the exercise of the Proxy Rights hereunder by the WFOE or the person(s) designated by the WFOE.

4.2.

The Shareholders agree to indemnify and hold harmless the WFOE against any and all losses the WFOE suffers or may suffer as a result of the exercise of the Proxy Rights by Proxy , including without limitation any losses arising out of any suit, recourse, arbitration or claims brought by any third party against the WFOE or any administrative investigation or sanction by any governmental authorities, unless such losses are caused by any willful misconduct or gross negligence of the WFOE.

Article 5 Representations and Warranties

5.1.	The Shareholders hereby severally and jointly represent and warrant that:

5.1.1.

The shareholders are Chinese citizens and/or legal person respectively with full capacity for conduct; have full and independent legal status and capacity, and may sue or be sued as an independent party.

5.1.2.

They have full power and authorization to execute and deliver this Agreement and all other documents to be executed by them in connection with the transactions contemplated hereunder as well as full power and authorization to consummate the transactions contemplated hereunder.

5.1.3.	This Agreement will be lawfully and duly executed and delivered by them and will constitute their legal and binding obligations enforceable against them in accordance with its terms.

5.1.4.

They are the legal owners of record of the Company as of the time of effectiveness of this Agreement; other than the rights created under this Agreement and the Amended and Restated Equity Interest Pledge Agreement and the Amended and Restated Exclusive Option Agreement signed by and among the Company and the WFOE on [Date], the Proxy Rights are free from any third party rights. Pursuant to this Agreement, the Proxy may fully and completely exercise the Proxy Rights under the effective articles of association of the Company.

5.2.	The WFOE and the Company hereby severally represent and warrant that:

5.2.1.

They are each a limited liability company duly registered and lawfully existing under the PRC laws with independent legal personality, have full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

5.2.2.

They have full internal corporate power and authorization to execute and deliver this Agreement and all other documents to be executed by them in connection with the transactions contemplated hereunder as well as full power and authorization to consummate the transactions contemplated hereunder.

5.3.

The Company further represents and warrants that the Shareholders are the legal owners of record of the Company as of the time of effectiveness of this Agreement. The Proxy may fully and completely exercise the Proxy Rights under the effective articles of association of the Company according to the Agreement.

Article 6 Confidentiality

6.1.	Irrespective of whether this Agreement has been terminated, each of the Parties for the following information shall have a confidentiality obligation:

(1)	The signing and performing of this agreement, and the content of this Agreement;

(2)

the trade secrets, proprietary information and customer information (collectively, the “Confidential Information”) of the WFOE coming into its/his knowledge during the conclusion and performance of this Agreement.

Any Party can only use such Confidential Information with the purpose of performing its obligations under this Agreement. Any Party shall not disclose any Confidential Information above to any third party without the prior written consent made by the other Party.

6.2.

After the termination of this Agreement, any Party shall return, destroy or through other appropriate treatment on the all documents and materials containing Confidential Information or software on the request by the other party, and stop using such Confidential Information.

6.3.	Notwithstanding any other provisions of this Agreement, the validity of this Article shall not be affected by suspension or termination of this Agreement.

Article 7 Term of Agreement

7.1.

This Agreement shall become effective as from the date it is duly executed or sealed by the Parties and the Shareholders become the shareholder of the Company after completion of the industrial and commercial alteration of the registered. Unless terminated early by the Parties by written agreement or in accordance with Article 9.1 hereof, so that the term of this Agreement may continue.

7.2.

If either of the Shareholder assigns, with prior written consent of the WFOE, all of his equity in the Company, the transferring Shareholder shall cease to be a Party hereto, while the obligations and covenants of other Parities hereunder shall not be adversely affected thereby.

Article 8 Notice

All notices and other communications required to be given pursuant to this Agreement shall be delivered personally, or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the address of such Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

Notices given by personal delivery, courier service, registered mail or prepaid postage shall be deemed effectively given on the date of sending.

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

For the purpose of notices, the addresses of the Parties are as follows:

Hangzhou Shiqu Information and Technology Co., Ltd.

Address: Room 1001, Zheshang Fortune Center Block 1, 99 Gudun Road,

Hangzhou

Fax: 0571-88867550

[Name of VIE Shareholder]

Address: ******

Fax: ******

[Name of VIE]

Address: ******

Fax: ******

Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms of this Section.

Article 9 Breach

9.1.

The Parties agree and confirm that if any Party hereto (the “Breaching Party”) materially breaches any provision hereof, or materially fails to perform any obligation hereunder, it shall constitute a default hereunder, and any of other Non-breaching Parties (the “Non-breaching Parties”) may request the Breaching Party to make correction or take remedy within a reasonable time limit. Should the Breaching Party still fail to make correction or take remedy within such reasonable time limit or fifteen (15) days after the other Party notifies the Breaching Party in writing and requests for correction, then:

9.1.1.

If the Breaching Party is any Shareholder or the Company, the WFOE shall have the right to terminate this Agreement and request the Breaching Party to pay liquidated damages; or request the Breaching Party to continue to perform its obligations under this agreement, and request the Breaching Party to pay the all liquidated damages;

9.1.2.

If the Breaching Party is the WFOE, the Non-Breaching Party shall have the right request the Breaching Party to pay liquidated damages, provided that the Non-Breaching Party shall have no right to terminate or rescind this Agreement, unless otherwise stipulated by the laws or this Agreement.

9.2.	In order to avoid doubt, shareholders or company can only terminate this agreement in accordance with the provisions of this article only when the WFOE is in breach of contract.

9.3.	Notwithstanding any other provisions of this Agreement, the validity of this Article shall not be affected by any rescission or termination of this Agreement.

Article 10 Miscellaneous

10.1.	This Agreement shall be written in Chinese and made in sextuplicate, with each Party hereto holding one copy.

10.2.	The execution, validity, performance, modification, explanation and the termination shall be governed by the PRC laws.

10.3.

Any dispute arising out of or in connection with this Agreement shall be resolved by the Parties upon negotiation, If any dispute cannot reach an agreement within 30 days after the dispute arises, this dispute shall be submitted to Shanghai Arbitration Commission for arbitration in Shanghai, in accordance with its arbitration rules in effect at the time of the arbitration. The arbitration award shall be final and binding on all Parties.

10.4.

Any rights, powers and remedies given to the Parties by any clause under this Agreement shall not exclude any other rights, powers or remedies that the party entitles in accordance with the provisions of law and other provisions of this Agreement, and the exercise of the rights, powers and remedies of one party does not exclude the exercise of other rights, powers and remedies that the party entitles.

10.5.

The failure of one party to exercise or postpone the exercise of any rights, powers and remedies it entitles under this Agreement or law (hereinafter referred to as “the right of the Party”), will not result in the waiving of such rights, and, the waiver of any single or part of the rights of the party shall not exclude the exercise of such rights in other ways by the party or other rights of the party.

10.6.	The exhibits to this Agreement are an integral part of this Agreement, and have the same legal effect as the main text of this contract.

10.7.	The headings of each provision of this Agreement are for indexing only. In any case, such headings shall not be used to or affect the interpretation of the provisions of this Agreement.

10.8.

Any provision of this Agreement is severable and independent of each other, If any one or more provisions of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality and enforceability of other provisions of the Agreement will not be affected.

10.9.	Any amended and supplement to this Agreement shall be made in written and duly signed by the Parties appropriately before it becomes effective.

10.10.	Since the date of the enforcement of this Agreement, this agreement and its exhibits constitute an entire agreement of the Parties regarding this Agreement.

10.11.

Without prior written consent of other parties, neither Party may not transfer its rights or obligations to any third party under this Agreement; the Shareholders and Company hereby agree that the WFOE has the right to transfer any of its rights or obligations under this Agreement to any third party after notifying all shareholders and Company in written.

10.12.	This Agreement is binding on all Parties’ legal successors.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[Signature Page to the Amended and Restated Shareholder Voting Proxy Agreement]

IN WITNESS WHEREOF, the following Parties execute this Amended and Restated Shareholder Voting Proxy Agreement as of the date and address first above written.

Hangzhou Shiqu Information and Technology Co., Ltd.

(Seal: /s/ Hangzhou Shiqu Information and Technology Co., Ltd.)

[Signature Page to the Amended and Restated Shareholder Voting Proxy Agreement]

IN WITNESS WHEREOF, the following Parties execute this Amended and Restated Shareholder Voting Proxy Agreement as of the date and address first above written.

[Name of VIE Shareholder]

By:	/s/ [Name of VIE Shareholder]

[Signature Page to the Amended and Restated Shareholder Voting Proxy Agreement]

IN WITNESS WHEREOF, the following Parties execute this Amended and Restated Shareholder Voting Proxy Agreement as of the date and address first above written.

[Name of VIE]

(Seal: /s/ [Name of VIE])

Schedule of Material Differences

One or more persons entered into an amended and restated shareholder voting proxy agreement using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE Shareholder	Name of VIE	Date	Amount of Capital Contribution	Percentage of Capital Contribution
1.	CHEN Qi	Hangzhou Juangua Network Co., Ltd.	July 18, 2018	5,867,000	58.67%

2.	WEI Yibo	Hangzhou Juangua Network Co., Ltd.	July 18, 2018	2,362,000	23.62%

3.	YUE Xuqiang	Hangzhou Juangua Network Co., Ltd.	July 18, 2018	1,771,000	17.71%

4.	CHEN Qi	Beijing Meilishikong Network and Technology Co., Ltd.	August 20, 2017	1,075,020	52.44%

5.	WEI Yibo	Beijing Meilishikong Network and Technology Co., Ltd.	August 20, 2017	547,760	26.72%

6.	YUE Xuqiang	Beijing Meilishikong Network and Technology Co., Ltd.	August 20, 2017	406,720	19.81%

7.	XU Yirong	Beijing Meilishikong Network and Technology Co., Ltd.	August 20, 2017	20,500	1.00%